                       WORLDWIDE RESTAURANT CONCEPTS, INC.

                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                      (As Amended Through August 26, 2003)

1. Purpose of Plan. The purpose of this 1997 Employee Stock Incentive Plan ("Plan") of Worldwide Restaurant Concepts, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such persons in the Company. This Plan provides for the sale of Restricted Shares and the grant of Incentive Options, Non-Qualified Options and Discount Options (as such capitalized terms are hereinafter defined) to eligible employees of the Company and its subsidiaries. In addition, this Plan provides for the grant of Stock Appreciation Rights (as hereinafter defined) in connection with the grant of options.

2. Certain Definitions. As used in this Plan, the following terms shall have the meanings indicated:

                  (a) "Restricted Share" shall mean a Common Share sold under this Plan that is subject to the restrictions imposed pursuant to
         Section 6 hereof and such additional restrictions as may be imposed under this Plan by the Committee.

                  (b) "Common Share" shall mean a share of the common stock, par value $.01 per share, of the Company, together with any other securities with respect to which options granted hereunder may become exercisable.

                  (c) "Committee" shall have the meaning ascribed to it in
         Section 8 hereof.

                  (d) "Incentive Option" shall mean an option granted under this Plan that is both intended to and qualifies as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) "Non-Qualified Option" shall mean an option granted under this Plan that (1) either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code, and (2) that has an exercise price that is not less than the greater of (i) the aggregate Fair Market Value of the Option Shares on the date of grant of such option or (ii) the aggregate par value of the Option Shares.

                  (f) "Discount Option" shall mean an option granted under this Plan that (1) either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code, and (2) that has an exercise price that is less than the aggregate Fair Market Value of the Option Shares on the date of grant of such option, but not less than the greater of (a) 50% of the aggregate Fair Market

                                   EXHIBIT 4.4

         Value of the Option Shares on the date of grant of such option or (b) the aggregate par value of the Option Shares.

                  (g) "Fair Market Value" shall have the meaning ascribed to it in Section 10 hereof.

                  (h) "Option Shares" shall mean, with respect to any option granted under this Plan, the Common Shares that may be acquired upon the exercise in full of such option.

                  (i) "Non-Employee Director" shall mean any director of the Company that is a Non-Employee Director as defined in Rule 16b-3(b)(3).

                  (j) "Stock Appreciation Right" shall have the meaning ascribed to it in Section 7(e) hereof.

3. Common Shares Subject to Plan. The maximum number of Common Shares that may be sold as Restricted Shares or that may be acquired upon the exercise in full of options granted under this Plan, or of Stock Appreciation Rights granted in connection therewith, in the aggregate is 5,000,000, subject to adjustment as provided in Section 11 hereof. Such maximum number does not include the number of Restricted Shares sold under this Plan that are repurchased by the Company nor does it include the number of Common Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated. However, the maximum number of Common Shares does include the number of Common Shares subject to the portion of any option granted under this Plan that is surrendered in connection with the exercise of any Stock Appreciation Rights granted in connection with any option.

4. Persons Eligible under Plan. Any person employed by the Company or any of its subsidiaries on a salaried basis, including any director who is so employed (an "Employee"), shall be eligible to be considered for the sale of Restricted Shares and grant of options under this Plan.

5. Duration of Plan. Restricted Shares may not be sold or options granted under this Plan after January 1, 2007.

6.       Restricted Shares.

                  (a) Restricted Shares may be sold under this Plan to any Employee for an amount that is not less than the aggregate par value of such shares, which amount shall be paid in full in cash on the date of such sale.

                  (b) All Restricted Shares sold under this Plan shall be subject to the following restrictions:

                                   EXHIBIT 4.4

                           (i) except to the extent provided in the Employee's
                  Restricted Stock Agreement concerning permitted transfers to certain family members or trusts, such shares may not be sold, assigned, conveyed, gifted, pledged, transferred, hypothecated, or otherwise disposed of by the purchaser of such shares; and

                           (ii) in the event that such purchaser ceases to be an
                  Employee for any reason other than death, total disability, early retirement with the consent of the Board of Directors of the Company, or normal retirement (individually and collectively, "Retirement"), the Company shall have the option for 30 days following the date of such event to repurchase, for cash, at the price paid therefor by such purchaser, all or any part of such shares that, on the date of such event, are still subject to any restrictions imposed under this Plan, which option shall be deemed to be exercised by the Company to purchase all of such shares unless the Committee shall notify such purchaser otherwise in writing during such 30-day period.

                  (c) Upon each sale of Restricted Shares under this Plan the Committee shall, on behalf of the Company, enter into, execute and deliver to the purchaser of such shares an agreement of purchase and sale containing the terms and conditions of such sale (the "Restricted Stock Agreement"). Each Restricted Stock Agreement shall have attached as an exhibit thereto a lapsing schedule that specifies, for each anniversary of the date of such sale, criteria governing the termination of restrictions and the percentage of shares eligible for such termination of restrictions on such anniversary (the "Lapsing Schedule"). If the criteria indicated on such Lapsing Schedule for any anniversary shall be satisfied in full on such anniversary, then all restrictions imposed upon such shares under this Plan, including the restrictions imposed pursuant to subsection (b) above, shall thereupon terminate with respect to the percentage of such shares indicated on such Lapsing Schedule for such anniversary.

                  (d) All restrictions imposed upon Restricted Shares sold under this Plan, including the restrictions imposed pursuant to subsection
         (b) above, that have not theretofore terminated pursuant to subsection
         (c) above shall terminate upon the first to occur of the following:

                           (i) the date upon which the purchaser of such shares
                  shall cease to be an Employee as a result of Retirement; or

                           (ii) if the Committee notifies the purchaser in
                  writing that the Company will not exercise its repurchase option, 30 days after the date upon which such purchaser shall cease to be an Employee for any reason other than Retirement.

                                   EXHIBIT 4.4

7.       Stock Options.

                  (a) Incentive Options.

                           (i) Incentive Options may be granted under this Plan
                  to any Employee and, in connection therewith, Stock Appreciation Rights may be granted to such Employee. Each Incentive Option granted under this Plan shall have an exercise price that is not less than the greater of (A) 100% of the aggregate Fair Market Value of the Option Shares on the date of grant of such option or (B) the aggregate par value of the Option Shares; provided, however, that each Incentive Option granted under this Plan to an Employee then owning (after application of the family and other attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations shall have an exercise price that is not less than the greater of (X) 110% of the aggregate Fair Market Value of the Option Shares on the date of grant of such options or (Y) the aggregate par value of the Option Shares.

                           (ii) Each Incentive Option granted under this Plan
                  shall expire on the tenth anniversary of the date of grant of such option; provided, however, that any Incentive Option granted under this Plan to an Employee who owns (after the application of the family and other attribution rules of
                  Section 425(d) of the Code), at the time such option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations shall expire on the fifth anniversary of the date of grant of such option. In addition, each Incentive Option shall also terminate upon, or within a certain time after, the Employee's termination of employment with the Company or any of its subsidiaries, as more fully set forth in the Option Agreement.

                           (iii) To the extent that the aggregate Fair Market
                  Value (determined on the date such options are granted) of the Common Shares with respect to which Incentive Options are exercisable for the first time by any Employee during any calendar year (under this Plan and all other stock option plans of the Company and its parent or subsidiary corporations) exceeds $100,000, then such excess over $100,000 shall not be considered as subject to an Incentive Option, but rather shall be considered as subject to a Non-Qualified Option. This rule shall be applied by taking Common Shares subject to Incentive Options that are purchasable for the first time in the calendar year into account in the order in which such Incentive Options were granted.

                  (b) Non-Qualified Options. Non-Qualified Options may be granted under this Plan to any Employee and, in connection therewith, Stock Appreciation Rights may be granted to such Employee. Each Non-Qualified Option granted under this Plan shall expire on the earlier of (a) the tenth anniversary of the date of grant of, such option, or (b) upon, or

                                   EXHIBIT 4.4
         within a certain time after, the Employee's termination of employment with the Company or any of its subsidiaries, as more fully set forth in the Option Agreement.

                  (c) Discount Options. Discount Options may be granted under this Plan to any Employee and, in connection therewith, Stock Appreciation Rights may be granted to such Employee. Each Discount Option granted under this Plan shall expire on the earlier of (a) the tenth anniversary of the date of grant of such option, or (b) upon, or within a certain time after, the Employee's termination of employment with the Company or any of its subsidiaries, as more fully set forth in the Option Agreement.

                  (d) Option Agreements. Upon each grant of an option under this Plan, the Committee, on behalf of the Company, shall enter into, execute, and deliver to the optionee an option agreement containing the terms and conditions of such option (the "Option Agreement").

                  (e) Stock Appreciation Rights.

                           (i) If the Option Agreement with respect to such
                  option so provides, the grant of an option under this Plan may include the grant of a right (a "Stock Appreciation Right") to surrender all or part of such option, in lieu of the exercise thereof, in exchange for, at the election of the optionee, cash or Common Shares or any combination thereof having an aggregate Fair Market Value on the date of such surrender equal to the excess of (i) the aggregate Fair Market Value on the date of such surrender of the Common Shares otherwise issuable upon exercise of such option or part of an option so surrendered, over and above (ii) the exercise price of such option or part of an option so surrendered.

                           (ii) Notwithstanding subsection (i) above, in the
                  event that the grant of an option under this Plan shall include the grant of a Stock Appreciation Right, then, except as otherwise provided in subsection (ii)(D)(2) below:

                                    (A) the optionee may not exercise such Stock
                           Appreciation Right and receive cash in full or partial settlement thereof unless (1) the Company shall have been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") Act for at least one year prior to such exercise and shall have filed all reports and statements required to be filed pursuant to such section during such year, (2) the Company on a regular basis releases quarterly and annual summary statements of its sales and earnings ("Financial Data") for publication on a wire service, in a financial news service, or in a newspaper of general circulation, or Financial Data is otherwise made publicly available on a regular basis, and (3) such Stock Appreciation Right shall not have been exercised during the first six months after the date of grant thereof;

                                   EXHIBIT 4.4

                                    (B) any election by the optionee to receive
                           cash in full or partial settlement of such Stock Appreciation Right, as well as any exercise by such optionee of such Stock Appreciation Right for such cash, shall be made during the period beginning on the third business day following the date of release of Financial Data and ending on the twelfth business day following such date;

                                    (C) the Committee shall have sole discretion
                           to consent to or disapprove any election by the optionee to receive cash in full or partial settlement of such Stock Appreciation Right, which consent or disapproval may be given at any time after such election; and

                                    (D) the Committee may, at any time, in its
                           sole discretion, (1) impose such additional conditions on the exercise of such Stock Appreciation Right as may be required to comply with Rule 16b-3 promulgated under the 1934 Act, and (2) waive any of the above-described restrictions in the event that either (a) the optionee is not subject to Section 16 of the 1934 Act, (b) the transaction would not result in liability under said Section 16, or (c) the optionee consents to liability thereunder and consents to disgorge any profits relating thereto to the Company.

                  (f) Nontransferability. Any transferability restrictions imposed on options and related Stock Appreciation Rights shall be set forth in the individual Option (or tandem Option and Stock Appreciation Rights) Agreement.

                  (g) Payment of Exercise Price of Options. Payment of the exercise price of any option granted under this Plan shall be made in full in cash concurrently with the exercise of such option; provided, however, that, if and to the extent the Option Agreement with respect to such option so provides, the payment of such exercise price may be made:

                           (1) in whole or in part, with Common Shares delivered
                  concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

                           (2) in whole or in part, by reducing the number of
                  Common Shares to be delivered to the optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional Common Shares that would otherwise have been delivered to such optionee upon exercise of such option), provided that the Company is not then prohibited from purchasing or acquiring Common Shares;

                                   EXHIBIT 4.4
                  and provided further, however, that in the event the exercise of such option occurs on or after the Acceleration Date (as hereinafter defined), the payment of such exercise price may be made in part by the delivery concurrently with such exercise, of a full-recourse promissory note in the form attached hereto as Exhibit A, provided that the principal amount of such note shall not exceed the excess of the exercise price of such option over and above the aggregate par value of the Option Shares.

                  (h) The Committee shall not permit the repricing of options granted under this Plan by any method, including by cancellation and reissuance.

8. Administration of Plan. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Board"). So long as the Board consists of at least two Non-Employee Directors, the Committee shall consist of two or more Non-Employee Directors (the "Committee"), who shall serve at the pleasure of the Board. On behalf of the Company, and subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                  (a) adopt, amend, and rescind rules and regulations relating to this Plan;

                  (b) determine which persons meet the requirements of Section 4 hereof for eligibility under this Plan, and to which of such eligible persons, if any, Restricted Shares shall be sold and options shall be granted under this Plan;

                  (c) sell Restricted Shares under this Plan, determine the terms and conditions to be included in the Restricted Stock Agreements, including the number of shares, the restrictions to be imposed upon such shares, the criteria and percentages of shares to be specified in the Lapsing Schedules, and any other terms and conditions deemed necessary or desirable, determine the permissible forms of payment of any income taxes required to be withheld by the Company as a result of such sales, and determine whether, and the extent to which, the Company should exercise any option hereunder to repurchase such shares;

                  (d) grant options under this Plan, determine the terms and conditions to be included in the Option Agreements, including the number of Common Shares subject thereto, the exercise prices, the permissible forms of payment of such exercise prices, the grant, if any, of Stock Appreciation Rights, the terms of exercise of such options and Stock Appreciation Rights, and any other terms and conditions deemed necessary or desirable, consent to or disapprove any election to receive cash in full or partial settlement of any such Stock Appreciation Rights, and determine the permissible forms of payment of any income taxes required to be withheld by the Company as a result of the exercise of such options;

                                   EXHIBIT 4.4

                  (e) determine whether, and the extent to which, adjustments are required under Section 11 hereof; and

                  (f) construe this Plan and the terms, conditions and restrictions of any Restricted Shares sold under this Plan and any options and Stock Appreciation Rights granted under this Plan, and the Restricted Stock Agreements and Option Agreements with respect to such Restricted Shares and options.

Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any option, right, or share of stock granted or sold under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

9. Payment of Income Taxes. If the Company is required to withhold an amount on account of any federal or state income tax imposed as a result of the sale of any Restricted Shares under this Plan or exercise of any option or Stock Appreciation Right granted under this Plan, the purchaser or optionee shall, concurrently with such withholding, pay such amount to the Company in full in cash; provided, however, that, in the discretion of the Committee, the payment of such amount to the Company may be made, in whole or in part:

                  (a) with Common Shares delivered by such purchaser or optionee concurrently with such withholding (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such sale or exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

                  (b) by reducing the number of Common Shares to be delivered to such optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional Common Shares that would otherwise have been delivered to such optionee upon exercise of such option), provided that the Company is not then prohibited from purchasing or acquiring Common Shares.

10. Determination of Fair Market Value. The "Fair Market Value" of a Common Share or other security on any day shall be equal to the last sale price, regular way, per Common Share or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares or such other security are

                                   EXHIBIT 4.4
not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares or such other security are listed or admitted to trading or, if the Common Shares or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares or such other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board. In all other cases, Fair Market Value shall be the value determined in good faith by the Board. For purposes of valuing Common Shares subject to the Incentive Options, the Fair Market Value of a Common Share or other security shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

11. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property, and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, or consolidation that shall not have been affirmatively recommended to the stockholders of the Company by the Board, or as a result of a recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, or the like, then, unless such event shall cause this Plan to terminate pursuant to Section 13(b) hereof, the Committee shall make appropriate and proportionate adjustments in the following:

                  (a) the maximum number and type of shares or other securities that may thereafter be sold under this Plan or acquired upon the exercise in full of options and Stock Appreciation Rights thereafter granted under this Plan;

                  (b) the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of options and Stock Appreciation Rights theretofore granted under this Plan; and

                  (c) the number and type of securities thereafter subject to the restrictions previously imposed upon other securities under this Plan; provided, however, that any such adjustments in options theretofore granted under this Plan shall be made without changing the aggregate exercise price of the unexercised portions of such options.

12. Acceleration. All outstanding options and Stock Appreciation Rights theretofore granted under this Plan shall become fully exercisable, and all restrictions imposed upon Restricted Shares theretofore sold under this Plan shall terminate, upon the first to occur of the following (the "Acceleration Date"):

                                   EXHIBIT 4.4

                  (a) the date of dissemination to the stockholders of the Company of a proxy statement seeking stockholder approval of a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property, and/or securities not issued by the Company, unless such reorganization, merger, or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board;

                  (b) the first date of public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934
         Act) of such person or entity, shall have become, or shall intend to become, or shall have commenced a tender offer or exchange offer the consummation of which would result in such person or entity becoming, the Beneficial Owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company representing 25% or more of the voting power of the Company, provided, however, that the terms "person" and "entity," as used in this subsection (b), shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (iv) any person or entity who or which, together with all Affiliates and Associates of such person or entity is, on the date of adoption of this Plan by the Board, the Beneficial Owner of voting securities of the Company representing 15% or more of the voting power of the Company, or (v) any Affiliate or Associate of any person or entity described in (iv) above;

                  (c) the first date upon which directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; or

                  (d) the date of dissemination to the stockholders of the Company of a proxy statement disclosing a change of control of the Company.

13. Termination. This Plan and all outstanding options and Stock Appreciation Rights theretofore granted under this Plan shall terminate upon the first to occur of the following:

                  (a) the dissolution or liquidation of the Company;

                  (b) a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property, and/or securities not issued by the Company, which reorganization, merger, or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board; or

                  (c) a sale of substantially all of the property and assets of the Company.

                                   EXHIBIT 4.4

14. Amendment of Plan. The Board may alter, amend, suspend, or terminate this Plan, provided that no such action shall deprive the purchaser of any Restricted Shares theretofore sold under this Plan or the optionee of any option theretofore granted under this Plan, without the consent of such purchaser or optionee, of such Restricted Shares or option or of any rights of such person thereunder or with respect thereto. Except as provided in this Plan, no such action of the Board, unless and until such action is approved by the stockholders of the Company, may:

                  (a) increase the maximum number of Common Shares that may be sold as Restricted Shares under this Plan;

                  (b) increase the maximum number of Common Shares that maybe acquired upon the exercise in full of options granted under this Plan, or of Stock Appreciation Rights granted in connection therewith, in the aggregate;

                  (c) reduce the purchase price of Restricted Shares that may thereafter be sold under this Plan, or the minimum permissible exercise price of options theretofore granted or that may thereafter be granted under this Plan;

                  (d) the class of persons eligible to be considered for the sale of Restricted Shares or grant of options under this Plan;

                  (e) the administration of the Plan from the Committee or render the members of the Committee eligible to receive options, rights, or stock under the Plan while serving as such;

                  (f) extend the duration of this Plan; or

                  (g) materially increase the benefits accruing to the purchasers of Restricted Shares theretofore sold or that may thereafter be sold under this Plan, or the benefits accruing to the optionees of options theretofore granted or that may thereafter be granted under this Plan.

15. Effective Date of Plan. This Plan shall become effective on the date on which it is accepted by the Board (the "Effective Date"). This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the Effective Date. Options may be granted under this Plan after the Effective Date provided that, in the event that stockholder approval is not obtained within such period, this Plan and all options granted hereunder shall terminate. No Option granted after the Effective Date shall be exercisable on or before the date that the Plan is approved by the stockholders of the Company.

16. Legal Restrictions. Nothing herein, in any agreement entered into hereunder, or in any option or right granted hereunder shall require the Company to sell any Restricted Shares or issue any Common Shares upon exercise of any option or right if such sale or issuance would, in

                                   EXHIBIT 4.4
the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any applicable statute or regulation, as then in effect. At the time of any sale of Restricted Shares or exercise of an option or right, the Company may, as a condition precedent to the sale of such stock or exercise of such option or right, require from the holder of the stock, stock option, or right (or in the event of his death, his legal representatives, legatees, or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee) such written representations, if any, concerning his (or the transferee's) intentions with regard to the retention or disposition of the Common Shares being acquired by purchase of such Restricted Shares or exercise of such option or right and such written covenants and agreements, if any, as to the manner of disposal of such Common Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for Common Shares, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

17. Governing Law. All questions arising with respect to the provisions of the Plan or any Option Agreement or Restricted Stock Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.

                                   EXHIBIT 4.4

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                                         LOS ANGELES, CALIFORNIA
$                                                                          200__

FOR VALUE RECEIVED, ("Borrower") hereby promises to pay to the order of Worldwide Restaurant Concepts, Inc., a Delaware corporation ("Lender"), at such place as shall be designated by Lender from time to time, the principal sum of ($ ) with interest thereon upon all principal remaining from time to time unpaid computed from the date hereof at an annual rate equal to the prime rate or reference rate announced from time to time by Manufacturers Hanover Trust or any successor in interest thereof.

Principal and interest shall be paid in five equal annual installments of an amount calculated to pay in full all principal and interest due hereunder, which installments shall be due and payable on the first anniversary hereof and on each anniversary thereafter to and including the fifth anniversary hereof; provided, however, that all principal and all accrued but unpaid interest shall be due and payable on the fifth anniversary hereof.

Borrower shall have the right at any time and without prepayment premium to prepay any or all of the accrued but unpaid interest and the outstanding principal balance; provided, however that each prepayment made by Borrower to the holder hereof shall be credited first to the accrued but unpaid interest and any remainder to the outstanding principal balance, and interest shall thereupon cease to accrue with respect to principal so credited.

Upon the failure to make any payment as provided herein, the holder hereof may apply payments received on any amounts due hereunder as the holder hereof may determine, and if the holder hereof so elects, notice of such election being expressly waived, the outstanding principal balance hereunder together with all accrued interest thereon shall at once become due and payable. In the event of such acceleration, the holder hereof shall credit all payments received on any amounts due hereunder first to the accrued but unpaid interest due hereunder, and then any remainder to the outstanding principal balance hereunder.

All agreements between Borrower and the holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Promissory Note or of any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder hereof shall ever receive as interest

                                   EXHIBIT 4.4
an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and the holder hereof.

If this Promissory Note is not paid when due, whether at maturity or by acceleration, Borrower promises to pay all costs of collection incurred by the holder hereof, including, but not limited to, reasonable attorneys' fees, whether or not suit is filed hereon.

                                   EXHIBIT 4.4